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                                                                EXHIBIT 10.13



                                                                         1/11/96



                           BRANCH PURCHASE AGREEMENT


This Branch Purchase Agreement is made and entered into as of January 15, 1996, by and between F & M Bank-Kaukauna, a Wisconsin banking corporation ("Buyer") and TCF Bank Wisconsin fsb, a federal savings bank ("Seller").

                                    PREAMBLE

Seller operates various branch locations and is willing to sell one of its branch office(s) located at 201 E. Main Street, Little Chute, Wisconsin (the "Little Chute Branch"), together with the real property and tangible personal property for such branch, and to transfer related deposit accounts to Buyer. Buyer is willing to purchase the Little Chute Branch together with its real property and tangible personal property and assume its deposits. This Agreement sets forth the terms and conditions of the transaction.

                                   AGREEMENT

Therefore, in consideration of the mutual promises and conditions herein contained, the parties hereby agree as follows:

                       Article 1.  Terms and Definitions

In addition to the terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

Section 1.1. Account. "Account" means all savings accounts, tax and loan accounts, regular and super NOW checking accounts, Jumbo Accounts, pledged Accounts, certificates of deposit, money market deposit accounts, individual retirement accounts, Keogh accounts, United States general accounts, United States Treasury Time Deposit Open Accounts, and any other deposit accounts and deposit liabilities normally associated with a savings association and maintained at the Little Chute Branch plus interest accrued and unpaid thereon.

Section 1.2. Account Loan. "Account Loan" means any loan (plus interest accrued thereon through the Effective Time) resulting from a sum advanced to a customer on the sole security value of an Account other than a transaction account, as defined in the Federal Reserve Act and regulations, which are outstanding as of the Effective Time. An Account Loan is also sometimes referred to herein as a "Share Loan". Account Loan also includes overdraft lines of credit on accounts.

Section 1.3. Affiliate. "Affiliate" means any Person controlling, controlled by or under common control with another Person.

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Section 1.4.  Agreement.  "Agreement" means this Agreement, together with all its schedules and exhibits. Such schedules and exhibits, herein referred to as the "Schedules" and "Exhibits", are hereby incorporated into this Agreement by reference for all purposes, including conditions precedent for Closing and indemnification.

Section 1.5. Assets. "Assets" means all Account Loans (if any), Personal Property and Real Property.

Section 1.6.  Branch.  "Branch" means the Little Chute Branch.

Section 1.7. Claims. "Claims" means any and all pledges, liens, claims, mortgages, security interests and encumbrances.

Section 1.8. Closing. "Closing" means the meeting at which Seller will deliver title to the Assets and Transfer the Liabilities to Buyer against payment therefor and assumption thereof, and at which the parties will exchange the documents of Transfer and assumption, and instruments, provided for in
Article 7 hereof.

Section 1.9. Closing Date. "Closing Date" means the date on which the Closing is consummated, which shall be a date mutually agreed upon within ten (10) business days after the latest of (i) receipt of the Regulatory Approvals and expiration of the periods referred to in Sections 7.2(b), 7.2(f), 7.3(b), and 7.3(f), and (ii) satisfaction of other conditions precedent to Closing specified in Article 7, but in no event shall the Closing Date be later than April 26, 1996 unless extended by mutual agreement of the parties.

Section 1.10. Contracts. "Contract" means the contracts and other agreements that are set forth on Schedule 1.10.

Section 1.11. Damages. "Damages" means all losses, claims, damages, costs, expenses and liabilities, joint or several, resulting from the breach of a representation, warranty, covenant, or condition contained in this Agreement, including but not limited to reasonable legal, accounting and other fees and expenses incurred in connection with investigating, defending or preparing to defend any such loss, claim, damage, costs, expense or liability. If and to the extent a claim for indemnification under this Agreement is based upon payments to a third party, Damages shall also include interest thereon from the date the payments are made until the same have been reimbursed. If and to the extent a claim for indemnification under this Agreement is not based upon payments to a third party, Damages shall also include interest thereon from the date on which notice of the claim is first given until the same has been reimbursed. Such interest shall be computed at the publicly announced "Prime Rate" of interest charged by Buyer to its customers as in effect from time to time during the period for which interest is payable. The amount of Damages in any particular case shall be reduced by the amount of any insurance proceeds received or receivable by the claimant in respect of, and adjusted for the net tax effect to the claimant considering the tax consequences of, the loss, claim, damage, cost, expense or liability giving rise to the claim for Damages pursuant to this indemnification.


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Section 1.12.  Effective Time.  "Effective Time" means the effective time of the Transfer of the Assets and assumption of the Liabilities to and by Buyer, which shall be the close of business on the business day preceding the Closing Date.

Section 1.13. Jumbo Accounts. "Jumbo Accounts" means simple interest, large denomination certificates of deposit and other Accounts, any portion of which is not insured by the Federal Deposit Insurance Corporation.

Section 1.14. Laws. "Laws" means all federal, state and local laws, rules, regulations, ordinances, orders, permits, decrees and other governmental requirements.

Section 1.15. Liabilities. "Liabilities" means all Purchased Accounts (a detailed list in computerized form of the Purchased Accounts to be delivered to Buyer prior to closing, subject to acknowledgment by Buyer as definitive, such list to be deemed Schedule 1.15 to this Agreement) plus interest accrued thereon through the Effective Time.

Section 1.16. Permitted Encumbrances. "Permitted Encumbrances" means (i) all restrictions, conditions, reservations and easements of record, except those, if any, which would materially interfere with the use of the property as a banking office, (ii) rights of the parties in possession, if any, (iii) real estate taxes and assessments, both general and special, which are not yet due and payable, (iv) those matters which would be revealed by an accurate survey of the property, and (v) such other matters as Buyer may expressly approve in writing.

Section 1.17 Person; Personal Property. "Person" means any natural person, firm, corporation, partnership, association, trust or governmental body. "Personal Property" means the furniture, furnishings, appliances, equipment, supplies, records, documents and other tangible and intangible personal property, situated in and on the Branch as of the date hereof and which are owned by Seller, as set forth on Schedule 1.17 and the cash on hand as of the Closing Date.

Section 1.18. Pledged Accounts. "Pledged Accounts" means all Accounts as of the Effective Time that have been pledged or otherwise restricted because of a debt owed to Seller or another creditor, which is not an Account Loan. Pledged Accounts are not to be transferred to Buyer.

Section 1.19. Purchased Accounts. "Purchased Accounts" means the Accounts to be purchased herein whose outstanding balances (excluding accrued and unpaid interest), as of the Effective Time shall aggregate no more than $8,200,000 but no less than $7,400,000, and in any event not less than the average balance of the Purchased Accounts over the ten day period prior to the Closing Date, unless the Buyer agrees to accept a total outstanding balance greater or lesser than the stated amounts. There shall be excluded from the Purchased Accounts any deposits which are not consistent with the Seller's now current practices unless Buyer consents to their inclusion.

Section 1.20. Real Property. "Real Property" means the tract of real property and all improvements thereon located at 201 E. Main Street, Little Chute, Wisconsin together with all easements or rights of way appurtenant thereto, as further described in Schedule 1.20.


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Section 1.21.  Regulatory Approvals.  "Regulatory Approvals" means any certifications, authorizations, licenses, permits and other governmental approvals (or non-disapprovals where specific approval is not required) required to be obtained in connection with the Closing and the transactions contemplated by this Agreement under any applicable law or regulation, including such required approvals from the United States Department of Treasury, Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), the Federal Reserve Bank of Chicago (the "FRB") and agencies administering the antitrust laws or Section 7A of the Clayton Act (commonly referred to as the "Hart-Scott- Rodino Antitrust Improvements Act", 15 U.S.C. Section 18a), or any other applicable regulatory agency or body.

Section 1.22 SAIF Fund; SAIF Fund Special Assessment. "SAIF Fund" means the Savings Association Insurance Fund of the FDIC. "SAIF Fund Special Assessment" means any special deposit premium assessment charged on deposits of the Little Chute Branch with respect to recapitalization of the SAIF Fund.

Section 1.23. Taxes. "Taxes" means all federal, state and local income, franchise, property, payroll, sales and other taxes and assessments and any interest or penalties thereon.

Section 1.24. Transfer. "Transfer" means to sell, assign, convey, transfer and deliver.


       Article 2.  Purchase and Sale of Assets/Assumption of Liabilities

Section 2.1. Sale of Assets; Assignment of Liabilities. Subject to satisfaction of the conditions precedent set forth in Section 7.2 below, Seller shall at Closing:

  a. Transfer to Buyer by appropriate bill of sale, deed or other Transfer documentation all of Seller's right, title and interest to the Assets as of the Effective Time;

  b. Transfer to Buyer all Liabilities as of the Effective Time; and

  c. Transfer to Buyer funds in an amount equal to the outstanding amount of the Purchased Accounts as of the Effective Time together with the accrued and unpaid interest thereon as of the Effective Time, less the Purchase Price as set forth in Section 3.1 hereof, and subject to the adjustments of Section 3.2. Such funds shall be in immediately available funds by wire transfer to an account and at a financial institution designated by Buyer with instructions provided prior to the Closing Date. Except as expressly provided herein, Seller's Transfer of the Assets to Buyer shall be in their "as is" condition, with all faults. Except as expressly provided herein, SELLER DISCLAIMS ALL WARRANTIES AS TO ASSETS, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Buyer acknowledges that Seller has made no representations or warranties concerning the suitability of the Assets for Buyer's intended purposes. Buyer further acknowledges that any loans that comprise a portion of the Assets, including the Account loans, are to be transferred to Seller without recourse.


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Section 2.2.   Assumption of Liabilities by Buyer.  In consideration of, and in full payment for, the Transfer(s) by Seller to Buyer pursuant to Section 2.1 hereof, Buyer shall, at Closing, assume the Liabilities. Any assessments made by the FDIC or any other agency with respect to Purchased Accounts after the Closing shall be a Liability assumed by Buyer. Any SAIF Fund Special
Assessment made with respect to Purchased Accounts and due prior to the Closing Date shall be paid by Seller and shall not be a Liability assumed by Buyer, except that there shall be a Purchase Price Adjustment in favor of Seller as
provided in Section 3.2 of this Agreement.   If the SAIF Fund Special
Assessment is not due prior to the Closing Date, it shall be a liability assumed by Buyer and Buyer shall pay the same (whether directly or by payment to Seller, if the Assessment is made against Seller) and indemnify and hold Seller harmless for such Special Assessment, subject to the Purchase Price Adjustment in favor of Buyer set forth in Section 3.2 of this Agreement. It is agreed that Buyer will not assume and will not discharge nor be liable for any debts, liabilities or obligations of Seller except those expressly assumed by Buyer pursuant to this Agreement and under the instruments to be executed at Closing, it being expressly understood that all debts, liabilities or obligations not covered hereby or thereby shall be and remain those of Seller.

                           Article 3.  Consideration

Section 3.1.  Purchase Price.  Subject to the adjustments to be made under
Section 3.2, the total purchase price (the "Purchase Price") shall be (a) 4% of the outstanding amount of the Purchased Accounts as of the Effective Time, exclusive of accrued and unpaid interest thereon, plus (b) $500,000 for the Assets.

Section 3.2. Purchase Price Adjustments. All Branch utility expenses, Real Property Taxes, ad valorem taxes, deposit insurance premiums, to the extent they inure to the benefit of Buyer (including premiums payable or previously paid in connection with the insurance of the Purchase Accounts ("FDIC Insurance")), prepaid service contracts that are included within the Contracts, and other prepaid or subsequent by payable expenses expressly agreed to in writing between Buyer and Seller shall be prorated on a daily basis between Buyer and Seller as of the Effective Time to the extent then determinable, and to the extent not determinable, within thirty (30) days of the Closing Date (or when later known) between Buyer and Seller by cash adjustments. Buyer agrees to reimburse Seller for the pro rata share of any prepaid FDIC Insurance premiums applicable to the Purchased Accounts adjusted as of the Closing Date.

   Buyer and Seller further agree that Seller shall be responsible for the payment of any SAIF Fund Special Assessment with respect to the Purchased Accounts due prior to the Closing Date but in the event of such payment prior to the Closing Date there shall be a purchase price adjustment in favor of Seller equal to .00205 multiplied by the closing balance of deposits multiplied by 1.75. If the SAIF Fund Special Assessment is not due prior to the Closing Date, there shall be a purchase price adjustment in favor of Buyer equal to the amount of the Special Assessment multiplied by the balance of the Purchased Accounts, reduced by the adjustment in favor of Seller set forth in the preceding sentence.

   Seller shall invoice Buyer for any adjustments to the Purchase Price described herein if such adjustments are not made at Closing, and Buyer shall make payment thereof within ten (10) days after receipt of the invoice. Seller shall refund to Buyer the amount of any portion of the Purchase Price paid under Section 3.1(a) hereof on Purchased Accounts which are withdrawn from the Branch within 30 days after the Closing Date and

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immediately thereafter deposited with Seller.  Buyer shall invoice Seller for such refund no later than 60 days after the Closing Date.

              Article 4.  Representations and Warranties of Seller

Seller hereby makes the following representations and warranties to Buyer and Seller hereby undertakes those certain obligations pertaining to Seller that are set forth in this Section 4.

Section 4.1. Corporate Organization. Seller is a federal savings bank duly organized and existing in good standing under the laws of the United States and possesses full corporate power and all necessary approvals to own and operate the Branch and to carry on its business as presently owned, operated or conducted by it. Seller is duly qualified to do business and is in good standing under the laws of the United States. Seller is a member in good standing of the Federal Home Loan Bank of Iowa and Seller's Accounts are insured by the FDIC to the fullest extent permitted under federal law. No proceedings for the termination or revocation of such insurance are pending, nor to Seller's knowledge, threatened and Seller is not currently under any cease and desist order by the OTS, FDIC or other regulatory agency, nor to Seller's knowledge is any such action threatened which would preclude Seller from entering into or consummating this Agreement.

Section 4.2. Corporate Authority. Seller has full right, power and authority to Transfer the Assets and Liabilities to Buyer and to otherwise fully perform Seller's obligations under this Agreement, subject however to (i) Seller receiving the Regulatory Approvals, and (ii) compliance by Buyer with all of its obligations under this Agreement. Seller has full right, power and authority to execute and deliver this Agreement and each of the documents and instruments contemplated hereby, and the execution and delivery of this Agreement and such documents and instruments and the consummation of the transactions contemplated have been duly authorized and approved by all necessary corporate action required to be taken on the part of Seller including approval thereof by Seller's Board of Directors on October 25, 1995. This Agreement, and each such other document and instrument, constitutes a valid and binding obligation of Seller enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights [including, without limitation, the avoidance powers of the FDIC pursuant to the Federal Deposit Insurance Act] and except as courts of equity may limit certain remedies such as specific performance.

Section 4.3. No Default Effected. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, subject to the fulfillment of the terms and compliance with the provisions hereof and all Regulatory Approvals and landlord approvals, will not conflict with, or result, in the breach of, or a default (or an occurrence which, with the lapse of time or action by a third party, could result in a breach or default) with respect to (i) any of the terms, conditions or provisions of any Laws applicable to Seller or any Affiliate of Seller, or of the charter or bylaws of Seller, (ii) any agreement or other instrument to which Seller or any Affiliate of Seller is a party or is subject or by which Seller or any Affiliate of Seller or any of their properties or assets are bound, or (iii) any order, judgment, injunction, decree, or award of any court, arbitrator, government agency or public official by which Seller is bound.

Section 4.4. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby


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have been carried on by Seller without the intervention of any other Person acting on behalf of Seller or any Affiliate of Seller in such manner as to give rise to any valid claim by an Person against Seller or Buyer for a reimbursement of expenses or a finder's fee, brokerage commission or other similar payment, and Seller shall pay all commissions, fees, costs and expenses, directly or indirectly due any such Person and indemnify Buyer against all commissions, fees, costs, expenses or other similar payments in connection therewith.

Section 4.5. Litigation. There are no actions, causes of action, claims, suits or proceedings, pending or threatened, against Seller or directly affecting the Branch, whether at law, in equity or before or by a governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no unresolved disputes under any written or oral agreement, whether express or implied, to which Seller is a party or by which it is bound that would affect any one or more of the Branch or the transactions contemplated hereby, and Seller has no knowledge of any state of facts or the occurrence of any event which would form the basis for any claim which would affect any one or more of the Branch or the transactions contemplated hereby.

Section 4.6. Purchased Accounts. The Purchased Accounts of Seller are insured by FDIC to the fullest extent permitted by federal law and no action is pending or has been threatened by FDIC against Seller with respect to the termination of such insurance. The Purchased Accounts (i) are in all respects genuine and enforceable obligations of Seller and have been acquired and maintained in full compliance with all applicable Laws, including (but not limited to) the Truth in Savings Act and regulations promulgated thereunder; (ii) were acquired in the ordinary course of Seller's business and without the services of a deposit broker, and (iii) are not subject to any Claims with respect to such Accounts that are superior to the rights of Persons shown on the records delivered to Buyer indicating the owners of the Accounts, other than claims against such Account owners, such as state and federal tax liens and claims for money judgments, which may mature into claims against the respective Accounts. All Share Loans are fully secured by a like amount on deposit in an Account, even if the Share Loan is delinquent.

Section 4.7. Title to Assets. Seller has good and marketable title to the Assets and complete and unrestricted power to Transfer the Assets to Buyer free and clear of any and all Claims, subject to (i) receipt of the Regulatory Approvals, (ii) compliance by Buyer with the conditions to Closing and (iii) the Permitted Encumbrances. Seller has no notice of any special assessments on the Real Property. Seller has no knowledge of any defects in, or damage to, any Assets, reasonable wear and tear excepted, other than such as would be plainly visible upon a due diligence inspection. The Account Loans are valid, legally binding and enforceable in accordance with the terms of the underlying instruments and are not, to Seller's knowledge, subject to any legal or equitable defenses or to set off. Seller has the full right of set off as to principal and interest against the Account securing any such loans. To the best of Seller's knowledge and belief, the property upon which the Branch is situated fully conforms with all applicable statutes, laws, codes, ordinances, and restrictions including all zoning, platting, subdivision and use laws and all building, energy and environmental codes and regulations.

Section 4.8. Contracts and Agreements. A true and complete copy of each Contract identified in the Schedules and being assumed by Buyer has been delivered to Buyer; and each such Contract or Lease has been listed on one of the Schedules attached to this Agreement. Each such Contract is valid and enforceable according to its terms

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and Seller is not in actual or, to its knowledge alleged, default thereunder and there has been no event which, with notice or the lapse of time, or both, would constitute a default under any such contract by Seller.

Section 4.9. Personnel. Schedule 4.9 sets forth, a true and correct list of all employees of the Branch as of the date hereof, and a detailed listing of all regular salary paid to each such employee at the date thereof and a description of any and all bonus or incentive or other compensation arrangements or commitments including benefits plans for each such employee or for the employees as a group. Buyer agrees to keep such information in strictest confidence and to confine knowledge of such information to those of its officers and personnel who have a need to know such information in connection with the performance of their duties. None of the employees of the Branch is a party to any employment contract, formal or informal, oral or written, or represented under any collective bargaining agreement relating to employment with Seller.

Section 4.10. Compliance with Laws. Insofar as it may affect the transactions contemplated by this Agreement, Seller is in compliance with all Laws applicable to the operation of its business as presently conducted at the Branch, specifically including, without limitation, compliance with all interest and usury laws.

Section 4.11. Disclosure. To the best of Seller's knowledge (i) each of the Schedules and Exhibits hereto is a true and complete list of the specific information to be set forth thereon, and (ii) no representation or warranty by Seller in this Agreement, nor any statement, record, exhibit, schedule or certificate furnished or to be furnished to Buyer pursuant hereto, contains or will contain, any untrue statement of a material fact and no such schedule or exhibit omits a material fact required to be stated thereon. With respect to the Schedules, Seller shall update such Schedules promptly if new events occur prior to Closing that would mandate disclosure at the time of this Agreement's signing had they then existed. Any item disclosed by Seller is only deemed disclosed in connection with the specific representation to which it is explicitly referenced.

Section 4.12. Documents and Records. All forms of certificates, passbooks, notes in connection with Accounts, Account Loans, individual retirement account and Keogh account trust agreements, and other agreements relating to the Purchased Accounts have been delivered to Buyer. At or before closing, records of all Purchased Accounts will be made available to Buyer in hard copy and electronic data form.

Section 4.13. IRS Reporting. Seller represents that it has complied with the requirements of the Internal Revenue Service regarding taxpayer identification number certification, interest information reporting and backup withholding of interest payable in connection with the Purchased Accounts, and with all individual retirement accounts and Keogh reporting requirements.

Section 4.14 Environmental Matters. There is no legal, administrative, arbitral or other proceeding, claim, action, cause of action or governmental investigation pending or to the best knowledge of Seller, threatened which seeks to impose, on Seller in connection with the Little Chute Branch any material liability arising under any Environmental Laws. Seller is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability with respect to the Real Property. Seller has no knowledge of any Environmental Conditions present at, on, under, above, adjacent to or otherwise affecting the Real Property.
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  "Environmental Condition" shall mean any above ground storage tank, underground storage tank, subsurface structure or container, and its associated piping, which is present at the Real Property and which violates any Environmental Laws; any discharge, emission or release of Hazardous Substance located upon or related to the Real Property which violates Environmental Laws; any event or condition that likely has occurred or exists with respect to the Real Property which constitutes a violation of any Environmental Laws; and any event or condition related to the Real Property which requires cleanup, remedy, abatement or restoration of any contaminated surface water, groundwater, soil or any natural resource under any Environmental Laws.

  "Environmental Laws" means Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., the Clean Water act ("CWA"), 42 U.S.C. 7401 et seq., the Emergency Planning and Community Right to Know Act of 1986 ("EPCRA"), 42 U.S.C. 11001 et seq., the Wisconsin Spill Law, s. 144.76 Wis. Stats., the Wisconsin Environmental Repair Statute, s. 144.442, Wis. stats., et. seq., any other federal, state or local law or regulation, or any federal, state or local common law as applied by any federal, state or local court agency or tribunal, whether currently in existence or hereinafter enacted, that governs (i) health, safety and sanitation; (ii) the protection of the environment or human health or welfare; (iii) the presence, investigation, correction, abatement, remedy, restoration and/or clean up of any Hazardous Substance; (iv) the closure of a treatment, storage or disposal facility; (v) the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance; (vi) the protection of the environment from spilled, released, discharged, deposited or otherwise emplaced Hazardous Substances; and/or (vii) the reimbursement or contribution for the costs of responding to the presence of any Hazardous Substances; and the rules, regulations, guidelines, decisions, orders and directives of federal, state and local governmental agencies, authorities and courts with respect thereto.

              Article 5.  Representations and Warranties of Buyer

Buyer hereby makes the following representations and warranties to Seller and Buyer hereby undertakes those certain obligations pertaining to Buyer that are set forth in this Section 5:

Section 5.1. Corporate Organization. Buyer is a Wisconsin banking corporation duly organized and existing in good standing under the laws of the State of Wisconsin and possesses full corporate power and all necessary approvals to own and operate its properties and to carry on its business as presently owned, operated and conducted by it. Buyer is duly qualified to do business and is in good standing under the laws of Wisconsin. Buyer is a member in good standing of the Federal Reserve Bank of Chicago, Illinois and Buyer's accounts are insured by the FDIC to the fullest extent permitted under federal law. No proceedings for the termination or revocation of such insurance are pending, or to Buyer's knowledge threatened and Buyer is not currently under any cease and desist order by the Federal Reserve Board, FDIC or other regulatory agency, nor to Buyer's knowledge is any such action threatened which would preclude Buyer from entering into or consummating this Agreement.

Section 5.2. Corporate Authority. Buyer has full right, power and authority to acquire the Assets and assume the Liabilities from Seller and otherwise fully to perform Buyer's obligations under this Agreement, subject however to Buyer receiving the Regulatory Approvals and compliance by Seller with all of its obligations under


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this Agreement.  Buyer has full right, power and authority to execute and deliver this Agreement and each of the documents and instruments contemplated hereby, and the execution and delivery of this Agreement and such documents and instruments and the consummation of the transactions contemplated have been duly authorized and approved by all necessary corporate action required to be taken on the part of Buyer including approval thereof by Buyer's Board of Directors no later than January 31, 1996. This Agreement, and each such other document and instrument, constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights including, without limitation, the avoidance powers of the FDIC pursuant to the Federal Deposit Insurance Act and except as courts of equity may limit certain remedies such as specific performance.

Section 5.3. No Default Effected. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby, subject to the fulfillment of the terms and compliance with the provisions hereof and all Regulatory Approvals and landlord approvals, will not conflict with, or result in the breach of, or a default (or an occurrence which, with the lapse of time or action by a third party, could result in a breach or default) with respect to (i) any of the terms, conditions or provisions of any Laws applicable to Buyer or any Affiliate of Buyer, or of the charter or bylaws of Buyer, (ii) any agreement or other instrument to which Buyer or any Affiliate of Buyer is a party or is subject or by which Buyer or any Affiliate of Buyer or any of their properties or assets are bound, or (iii) any order, judgment, injunction, decree, or award of any court, arbitrator, government agency or public official by which Seller is bound.

Section 5.4. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer without the intervention of any other Person acting on behalf of Buyer or any Affiliate of Buyer in such manner as to give rise to any valid claim by a Person against Seller or Buyer for a reimbursement of expenses or a finder's fee, brokerage commission or other similar payment and Buyer shall pay all commissions, fees, costs and expenses directly or indirectly due any such Person and indemnify Seller against all commissions, fees, costs, expenses or other similar payments in connection therewith.

Section 5.5. Litigation. There are no actions, causes of action, claims, suits or proceedings, pending or threatened, against Buyer or directly affecting the Branch, whether at law, in equity or before or by a governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no unresolved disputes under any written or oral agreement, whether express or implied, to which Buyer is a party or by which it is bound that would affect the Branch or the transactions contemplated hereby, and Buyer has no knowledge of any state of facts or the occurrence of any event which could form the basis for any claim which would affect the Branch or the transactions contemplated hereby.

Section 5.6. Compliance with Law. Insofar as it may affect the transactions contemplated by this Agreement, Buyer is in compliance with all Laws applicable to the operation of its business.

                             Article 6.  Covenants

Section 6.1. Indemnification by Buyer. Buyer agrees to indemnify and hold Seller and its officers, directors, employees and controlling Persons harmless from and against any and all Damages which may be sustained by Seller and its officers, directors, employees and controlling Persons by reason of Buyer's breach of any representation, warranty or covenant to Seller under this Agreement. Buyer further agrees to indemnify and hold Seller and its officers, directors, employees and controlling Persons harmless from and against any and all Damages which may be sustained by Seller and its officers, directors, employees and controlling Persons by reason of Buyer's actions with respect to the Branch, the Purchased Accounts, the Assets or Liabilities transferred hereunder, including but not limited to any claims brought by the owners of the Accounts subsequent to the Closing and which have not been caused by any misrepresentations or breach of warranty by Seller. Buyer's covenants shall not be deemed to be violated by discharge of assumed obligations in accordance with normal trade practices or by forebearing to discharge any such obligation which Buyer is disputing in good faith and for which Buyer has provided adequate reserves, provided Buyer indemnifies and holds Seller and its officers, directors, employees and controlling Persons harmless in connection with the same as set forth above.

Section 6.2. Indemnification by Seller. Seller agrees to indemnify and hold Buyer and its officers, directors, employees, controlling Persons and affiliated companies harmless from and against any and all Damages which may be sustained by Buyer and its officers, directors, employees, controlling Persons, and affiliated companies by reason of Seller's breach of any representation, warranty or covenant to Buyer under this Agreement, including but not limited to, any Purchased Account not set forth on Schedule 1.15 and accrued interest thereon. Seller further agrees to indemnify and hold Buyer and its officers, directors, employees, controlling Persons and affiliated companies harmless from and against any and all Damages which may be sustained by Buyer and its officers, directors, employees, controlling Persons and affiliated companies by reason of Seller's actions with respect to the conduct of the Branch, the Purchased Accounts, the Assets or Liabilities transferred hereunder, including but not limited to any claims brought by the owners of the Accounts subsequent to the Closing and which have not been caused by any misrepresentation or breach of warranty by Buyer. Seller's covenants shall not be deemed to be violated by discharge of obligations in accordance with normal trade practices or by forebearing to discharge any such obligation which Seller is disputing in good faith and for which Seller has provided adequate reserves, provided Seller indemnifies and holds Buyer and its officers, directors, employees and controlling Persons harmless in connection with the same as set forth above.

Section 6.3. Defense of Actions. Each party who is or may be entitled to indemnity under the provisions of Sections 6.1 or 6.2 ("Indemnitee") shall notify each party who is or may be required to provide indemnity under the provisions of this Article 6 ("Indemnitor") promptly of any lawsuit or claim against such Indemnitee which it has reasonable cause to believe would entitle it to indemnification hereunder. Each Indemnitor shall be entitled to assume at its expense the defense of, and to determine the terms of settlement of, any such suit or claim, except that no term awarding relief other than money Damages against the Indemnitee (or the officer, director, employee or Affiliate of any Indemnitee) may be agreed to without the consent of the Indemnitee and, as appropriate, the other Person or Persons on whom that relief is to be imposed, and no award of money Damages against the Indemnitee shall be agreed to without satisfactory prior arrangements between the Indemnitor and the Indemnitee to assure the Indemnitee that the Indemnitor will have sufficient funds available to respond to the award. If an Indemnitor so elects to assume, and does assume, the defense of any such suit or claim, it shall not be liable for any legal expenses subsequently incurred by any Indemnitee with respect to such matter. If the Indemnitor does not assume the defense of any such suit or claim, it shall thereafter be barred from disputing the nature and amount of the Damages ultimately incurred or determined to have been incurred by the Indemnitee in settling or litigating the suit or claim.

Section 6.4. Sales and Transfer Taxes. Buyer and Seller agree that no sales tax is due on this transaction because it is not in the ordinary course of business of either Buyer or Seller; however, in the event that a sales tax is imposed by a regulatory authority having jurisdiction to impose such a tax, the Buyer shall be responsible for the full and timely payment of same and shall indemnify and hold harmless the Seller for the amount of any such taxes due, and from any expenses, fines, penalties, fees, costs or other Damages resulting from the imposition of such tax or for any failure to make timely payment thereof. Buyer and Seller agree that a transfer tax is due to the State of Wisconsin in connection with the transfer of Real Property in this transaction and they further agree that the Seller shall be responsible for the full and
timely payment of same.    Seller shall indemnify Buyer and hold Buyer harmless
for the amount of any such taxes due, and from any expenses, fines, penalties, fees, costs or other Damages resulting from the imposition of such tax or for any failure to make timely payment thereof.

Section 6.5. Regulatory Filings. Not later than January 31, 1996, Buyer shall file all applications required to obtain the Regulatory Approvals from the Wisconsin State Commissioner of Banking and from the FRB and, by such date, each party will make all other applications or notices necessary in order to obtain the Regulatory Approvals set forth on Schedule 6.5 hereof. Buyer agrees to cooperate with Seller in providing advance copies of its application such that Seller will be able to timely file any notices or applications required. Buyer and Seller agree to pay the fees required of each of them in order to obtain the Regulatory Approvals. Each party will use its best efforts to assist the other party in obtaining approval of such applications, including, but not limited to, participating in meetings and conferences as necessary to satisfy such regulatory agencies. Schedule 6.5 identifies all Regulatory Approvals which will be required if Buyer is to acquire and own the Assets, assume the Liabilities, and conduct the operations and business of the Branch in accordance with all applicable Laws and in accordance with the manner in which such business is currently conducted. Not later than thirty (30) days after the date of this Agreement, Buyer shall make all filings required, if any, under Section 7A of the Clayton Act (commonly referred to as the "Hart-Scott-Rodino Antitrust Improvements Act," 15 U.S.C. Section 18a) with respect to the transactions contemplated by this Agreement. Buyer shall request in such filing, if any, that the 15 day waiting period be accelerated and approval be granted in writing on or before Closing. Seller shall assist in such filing as may be reasonably required.

Section 6.6.  [Reserved.]

Section 6.7. Seller Personnel. After the Closing, Buyer shall have no obligation to offer employment to any employees of Seller at the Branch, however, Buyer in its discretion may offer employment on an "at will" basis to any employees of the Branch and will make its benefit plans available to such employees according to their terms. Buyer will provide credit, for eligibility purposes only, under its benefit plans for service by these employees with Seller. Buyer will not provide such credit under its plans for vesting or benefit accrual purposes. Nothing herein contained shall be construed as an employment contract enforceable by any employee. Buyer and Seller agree to make a joint announcement to the employees of the Branch simultaneous with the filing of the applications for Regulatory Approvals announcing that it is Buyer's intentions as to the employees located at the Branch. Seller shall be responsible for unemployment compensation, severance (if applicable under Seller's policies) and other expenses relating to any employees not offered employment by Buyer.

Section 6.8. Bulk Sales Act Indemnity Seller from the proceeds of the Purchase Price payments by Buyer, shall promptly pay when due all its creditors in order to avoid any claim by any such creditor against Buyer or any of the Assets by virtue of this transaction or any bulk transfer provisions under applicable law. Seller hereby agrees to indemnify and hold Buyer harmless from any liability, loss or damage arising from failure of any applicable bulk transfer law to be satisfied or from Seller's failure to perform this covenant.

Section 6.9. Publicity and Press Releases Any press releases and public communications concerning this agreement or the transactions contemplated hereby by either party, other than notices required by federal or state regulation, shall require the prior approval of the other party, which shall not be unreasonably withheld, and the parties shall cooperate in casting such publicity in a favorable light for both parties.

Section 6.10. Expenses Each party shall pay its own expenses in connection with the negotiation of and consummation of the transaction contemplated hereby, including each party's applicable application fees to regulatory authorities.

Section 6.11. Confidentiality All information pertaining to Seller obtained by Buyer pursuant to this agreement either before or after its execution, which is not of public record, shall be deemed confidential information and shall not be disclosed or disseminated, directly or indirectly to any person or entity for any reason or for any purpose whatsoever without the express written consent of Seller. The parties further agree that the Buyer and Seller will agree upon the timing and content of notification to customers and the public of this agreement and the transaction contemplated hereunder.

Section 6.12. Cooperation The parties to this agreement shall use their best efforts to cooperate with each other in taking such action that shall be reasonably and necessary to effectuate the consummation of the transaction contemplated hereby and in every respect contained herein, including, but not limited to, promptly supplying information and data upon reasonable request prior to Closing.


                              Article 7.  Closing

Section 7.1. Closing. The Closing shall take place on the Closing Date at the offices of Seller in Milwaukee, Wisconsin or at such other place as the parties may agree.

Section 7.2. Conditions Precedent to Seller's Obligation to Close. The obligation of Seller to close the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in advance in writing by Seller) of each of the following conditions at or prior to the Closing:

  a. The timely filing of applications by Buyer for Regulatory Approvals in accordance with the terms of this Agreement;

  b. Seller shall have received all required Regulatory Approvals, regardless of whether Seller or Buyer was required to apply for the same, without condition or restriction, with respect to the transactions contemplated by this Agreement [and the applicable 15/30-day waiting period under section 18(c)(6) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(c)(6)) and 12 C.F.R. Section 563.22(d)(3) shall have expired without objection by the Office of Thrift Supervision or the United States Attorney General;

  c. No action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement;

  d. Buyer shall have furnished the documents and satisfied the other requirements contemplated in Section 7.5;

  e. The representations and warranties of Buyer shall be true and correct as of the Closing Date and Buyer shall have performed all of its covenants and obligations under this Agreement;

  f. All applicable waiting periods, if any, required by Section 7A of the Clayton Act (commonly referred to as the "Hart-Scott-Rodino Antitrust Improvements Act," 15 U.S.C. Section 18a) and the rules promulgated thereunder shall have expired or have been waived and neither the Federal Trade Commission nor the Antitrust Division of the United States Department of Justice shall have instituted a proceeding alleging that the transactions contemplated by this Agreement violate Section 7 of the Clayton Act or Section 5 of the Federal Trade commission Act; and all applicable waiting periods under the Bank Merger Act and the rules promulgated thereunder shall have expired or have been waived; and

  g. Seller shall have received an opinion of McCarty, Curry, Wydevan, Peeters & Haak, legal counsel for Buyer, dated as of the Closing Date, in form and substance satisfactory to Seller and its counsel, to the effect that:

     1. Buyer is a Wisconsin banking corporation duly organized and existing in good standing under the laws of the State of Wisconsin and possesses full corporate power and all necessary approvals to own and operate its properties and to carry on its business as presently owned, operated and conducted by it. Buyer is duly qualified to do business and is in good standing under the laws of the State of Wisconsin . Buyer is a member in good standing of the Federal Reserve Bank of Chicago, Illinois , and Buyer's accounts are insured by FDIC to the fullest extent permitted under federal law, and to such counsel's knowledge (i) no proceedings for the termination or revocation of such insurance are pending, or threatened, and (ii) Buyer is not currently under any cease and desist order;

     2. The execution, delivery and performance by Buyer of this Agreement and the documents executed in connection herewith have been duly authorized by all necessary corporate action, executed and delivered by, and each is a valid and binding obligation of, Buyer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally including, without limitation, the avoidance powers of the FDIC pursuant to the Federal Deposit Insurance Act and except that courts might award money damages rather than specific performance;

     3. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not violate any Law or violate any provision of, or result in the breach of, or accelerate or permit the acceleration of the performance required by the terms of the respective articles or bylaws of Buyer, or any agreement known to such counsel after reasonable inquiry to which Buyer is a party or by which it or any of its assets may be bound or any order, judgment or decree known to such counsel to be binding upon Buyer, or result in the creation of any security interest, lien, charge or encumbrance upon any of the Assets under any agreement known to such counsel to which Buyer is a party, or terminate or result in the termination of any such agreement; and

     4. Such counsel does not know of any litigation or other proceeding or governmental investigation pending or threatened against or relating to Buyer which might have a material adverse effect on or relating to the transactions contemplated by this Agreement.

Section 7.3. Conditions Precedent to Buyer's Obligation to Close. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in advance in writing by Buyer) of each of the following conditions at or prior to the Closing:

  a. The timely filing of applications by Seller (if any are required) for Regulatory Approvals in accordance with the terms of this Agreement;


  b. Buyer shall have received all required Regulatory Approvals, regardless of whether Buyer or Seller was required to apply for the same, including the authorization to establish Branch at the location(s) of the Branch, without condition or restriction, with respect to the transactions contemplated by this Agreement and the applicable 15/30-day waiting period under section 18(c)(6) of the Federal Deposit Insurance Act (12 U.S.C.
     Section 1828(c)(6)) and 12 C.F.R. Section 563.22(d)(3) shall have expired without objection by the Office of Thrift Supervision or the United States Attorney General;

  c. No action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement;

  d. Seller shall have furnished the documents and satisfied the other requirements contemplated in Section 7.4;

  e. The representations and warranties of Seller shall be true and correct as of the Closing Date and Seller shall have performed all of its obligations and covenants under this Agreement;

  f. All applicable waiting periods, if any, required by Section 7A of the Clayton Act (commonly referred to as the "Hart-Scott-Rodino Antitrust Improvements Act," 15 U.S.C. Section 18a) and the rules promulgated thereunder shall have expired or have been waived and neither the Federal Trade Commission nor the Antitrust Division of the United States Department of Justice shall have instituted a proceeding alleging that the transactions contemplated by this Agreement violate Section 7 of the Clayton Act or Section 5 of the Federal Trade Commission Act; all applicable waiting periods under the Bank Merger Act and the rules promulgated thereunder shall have expired or have been waived; and

  g. Buyer shall have received an opinion of TCF Law Department, legal counsel for Seller, dated as of the Closing Date, in form and substance satisfactory to Buyer and its counsel, to the effect that such counsel is of the opinion that:

       1. Seller is a federal savings bank duly organized and existing in good standing under the laws of the United States and possesses full corporate power and all necessary approvals to own and operate its properties and to carry on its business as presently owned, operated and conducted by it. Seller is duly qualified to do business and is in good standing under the laws of the United States. Seller is a member in good standing of the Federal Home Loan Bank of Iowa and Seller's Accounts are insured by the FDIC to the fullest extent permitted under federal law, and to such counsel's knowledge (i) no proceedings for the termination or revocation of such insurance are pending, or threatened, and (ii) Seller is not currently under any cease and desist order;

       2. The execution, delivery and performance by Seller of this Agreement and each of the bills of sale, assignments and other documents and instruments of Transfer executed in connection therewith have been duly authorized by all necessary corporate action, executed and delivered by, and each is a valid and binding obligation of, Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally [including, without limitation, the avoidance powers of the FDIC pursuant to the Federal Deposit Insurance Act] and except that courts might award money damages rather than specific performance;

       3. Seller has good and marketable title to the Assets subject to no lien, conditional sale agreement, encumbrance, charge or title imperfection except as set forth in the Schedules hereto or as set forth in such opinions and except with respect to the Permitted Encumbrances;

      4. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not violate any Law or violate any provision of, or result in the breach of, or accelerate or permit the acceleration of the performance required by the terms of the respective articles or bylaws of Seller, or any agreement known to such counsel after reasonable inquiry to which Seller is a party or by which it or any of its assets may be bound or any order, judgment or decree known to such counsel to be binding upon Seller, or result in the creation of any security interest, lien, charge or encumbrance upon any of the Assets under any agreement known to such counsel to which Seller is a party, or terminate or result in the termination of any such agreement; and

       5. Upon consummation of the transactions provided for in this Agreement, Buyer will have good and marketable title to the Assets and will be the owner of the Purchased Accounts; and

       6. There is no litigation or other proceeding or governmental investigation pending or threatened against or relating to Seller which might have a material adverse effect on or relating to the transactions contemplated by this Agreement.

  h. Buyer shall have satisfactorily completed within 15 days after the execution of this Agreement a due diligence review of Branch. Buyer shall have also completed an environmental assessment of the Real Property, reasonably acceptable to Buyer. The physical condition of the Branch and the Assets shall have remained materially the same in all respects from the date of such review under the preceding sentence until the Closing Date, ordinary wear and tear excepted; and

  i. Seller shall have provided in a format reasonably acceptable to Buyer, on or before the Closing Date, a history file of all accounts (in hard copy and microfiche format) and the reports listed on Schedule 7.3(j).

Section 7.4. Delivery at Closing by Seller. Subject to the satisfaction (unless waived in advance by Seller in writing) of the conditions precedent as set forth in Section 7.2, Seller shall deliver or cause to be delivered to Buyer at or prior to Closing:

        a. All bills of sale, assignments, consents and other documents and instruments (which documents and instruments shall be reasonably satisfactory in form and substance to legal counsel for Buyer) necessary to Transfer to Buyer all Seller's right, title and interest in and to the Assets and Liabilities and all Purchased Accounts, as more fully described in Section 2.1 hereof), free and clear of any and all Claims;

        b. All other such documents, instruments of Transfer or such other papers as Buyer may reasonably request to vest in Buyer title to the Assets or Liabilities or to permit Buyer to succeed to the operations, properties and business of the Branch;

  c. Certificates, executed by an authorized officer of Seller, dated as of the Closing Date, to the effect that all of Seller's representations and warranties hereunder are true and correct, that all of Seller's conditions to Closing set forth in section 7.2 have been satisfied, and that all required Regulatory Approvals for which Seller is required to apply (if any) have been obtained;

  d. Copies of all resolutions of Seller's Board of Directors relating to this Agreement and the transactions contemplated hereby certified by the Secretary of Seller and dated as of the Closing Date;

  e. All such cash as required by Section 2.1(c) hereof;

  f. A special warranty deed duly executed and acknowledged by Seller in recordable form conveying title in fee simple to the Real Property, subject, however, to the Permitted Encumbrances; and Standard ALTA 1970 Form B form owner's title insurance policy (or a binding commitment therefor) issued by a title insurance company mutually acceptable to the parties, dated as of the Closing Date, insuring that Buyer is the fee simple owner of the Real Property subject only to Permitted Encumbrances and the standard exceptions and exclusions included in a Standard ALTA 1970 Form B form of owner's title insurance policy, the cost of which will be paid for by Seller;

  g. Actual and physical possession of the Branch and the records or copies thereof relating to the Assets and Liabilities covered hereby;

  h. Originals or copies of the books and records relating to the Branch and to the Assets or Liabilities including without limitation a list of all customers and depositors of the Branch as of the Closing Date;

  i. An assignment or assignments, without recourse, of all Seller's interest in the Account Loans in form reasonably satisfactory to counsel for Buyer.

  At Closing, Seller shall Transfer to Buyer at least $7,400,000 but not more than $8,200,000 of Purchased Accounts, exclusive of interest that is accrued and unpaid thereon.


Section 7.5. Delivery at Closing by Buyer. Subject to the satisfaction (unless waived in advance by Buyer in writing) of the conditions precedent as set forth in Section 7.3, Buyer shall deliver or cause to be delivered to Seller at or prior to Closing:

  a. A written undertaking in form and substance reasonably satisfactory to Seller and its counsel, wherein Buyer will assume and agree to pay, perform and discharge the Liabilities as further provided in Sections 2.1, 2.2, and 8.2;
                                      18

  b. Certificates, executed by an authorized officer of Buyer, dated as of the Closing Date, to the effect that the all of Buyer's representations and warranties hereunder are true and correct, that all of Buyer's conditions to Closing set forth in Section 7.3 have been satisfied, and that all required Regulatory Approvals for which Buyer is required to apply have been obtained;

  c. Copies of all resolutions of Buyer's Board of Directors relating to this Agreement and the transactions contemplated hereby certified by the Secretary of Buyer and dated as of the Closing Date; and

  d. Assurances and certifications, executed by an authorized officer of Buyer, reasonably satisfactory in form and substance to Seller and its counsel that all of the Purchased Accounts will be insured by FDIC to the full extent permitted by federal law immediately after such Accounts are transferred under this Agreement.

Section 7.6. Damage or Condemnation. If, prior to the Closing, any of the Branch, is materially damaged, destroyed, condemned (or threatened with condemnation), the Purchase Price determined under Section 3.1 shall be appropriately adjusted, as agreed by the parties. If the Branch are damaged, destroyed, condemned (or threatened with condemnation), but not materially so, Buyer shall, without reduction in the amount contemplated by Sections 2.1 or
3.1 hereof, purchase such Branch, in which case Seller shall pay to Buyer all casualty insurance and condemnation proceeds which have heretofore been paid (and assign to Buyer any rights which Seller then has with respect to any casualty insurance and condemnation proceeds which may thereafter be paid) to Seller by reason of such damage, destruction or condemnation. The term "materially" means to such an extent that such event would unreasonably interfere with the conduct of business on the property for a period which extends beyond ninety (90) days following the Closing.


                Article 8.  Additional Covenants and Obligations

Section 8.1. Notice to Customers and Cooperation Regarding Branch Account Customers. Consistent with regulatory requirements, and no later than two business days after the Closing Date, Buyer and Seller, at Buyer's expense shall jointly prepare and deliver (or mail) to all holders of the Purchased Accounts, a letter of notification of the transactions consummated at the Closing, which letter shall state that Buyer has assumed the Liabilities of Seller and that such individual Purchased Accounts shall be added to all accounts owned by the holder at Buyer for purposes of FDIC coverage. [See FDIA
Section 8(q), 12 U.S.C. Section 1818(q)] In addition, Buyer shall at its cost furnish each holder of a Purchased Account that has check access with MICR encoded checks, withdrawal orders and deposit tickets or deposit advices and drafts using the forms of Buyer and with the instructions to the depositor to utilize such checks, withdrawal orders and deposit tickets or deposit advices and drafts on Buyer's forms on and after the Closing Date and thereafter to destroy any unused checks, withdrawal orders and deposit tickets or deposit advices and drafts on Seller's forms. Further, upon renewal of the certificates of deposit which comprise a portion of the Purchased Accounts, Buyer shall substitute its certificates of deposit for those of Seller on an after the Closing Date.

At or prior to the Closing, Buyer and Seller shall make appropriate arrangements with each other to provide for settlement by Buyer of checks, deposits, debits, returns, and other items which are presented to Seller after the Closing for the Purchased Accounts, and for settlement by Seller of checks, deposits, debits, returns and other items which are presented to Buyer after the Closing on Accounts retained by Seller.

Section 8.2. Contracts with Depositors. Buyer will timely perform, honor, and assume all contractual deposit agreements and/or relationships between Seller and Seller's depositors in the Branch with regard to the Account Loans and the Purchased Accounts. All savings accounts and savings certificates of Seller purchased by Buyer shall become savings accounts and savings certificates of Buyer of the same amount, terms, rate and maturity.


Section 8.3.  1099s.   Buyer will issue Form 1099's for 1996 calendar year on a
timely basis to all customers of the Little Chute Branch. Seller will cooperate with Buyer in making the necessary data available from the time period in 1996 preceding the Closing.

Section 8.4. Data Processing Agreement and Hardware. Seller will provide Buyer in advance of the Closing all such information and access to equipment and records as Buyer shall reasonably request in order to effectuate a conversion of the Purchased Accounts from Seller to Buyer as of the Closing Date. Buyer represents that Buyer has reviewed Seller's data processing systems, that a conversion of the Purchased Accounts on the Closing Date is feasible, and Buyer will take all actions necessary and appropriate in order to accomplish a conversion of the Purchased Accounts on the Closing Date. Seller shall have no obligation to furnish data processing or item processing services after the Closing Date.

Section 8.5 Maintenance of Property. Seller shall maintain all Personal Property and Real Property to be transferred to Buyer pending Closing in good condition, reasonable wear and tear excepted.

Section 8.6 Books and Records. From the date hereof until the Closing Date, Seller shall provide Buyer with reasonable access to its books and records relative to the Branch. Subsequent to the Closing Date, Seller agrees to cooperate with any reasonable request of Buyer for information relative to the Branch.

Section 8.7 Return of Information if No Closing. In the event the transactions contemplated by this Agreement are not consummated for any reason, Buyer shall return to Seller all information obtained from Seller in connection with such transactions and shall not disclose any information concerning the Branch(es) or Seller to any third party, and will thereafter comply with the provisions of Section 9.2 hereof.

Section 8.8 Personnel to be Made Available. After the Closing, each party shall make available to the other party personnel for consultation during normal business hours for a period of sixty (60) calendar days after the Closing.

Section 8.9 No Use of Seller's Name by Buyer; No Partnership or Joint Venture. Buyer agrees that after the Closing the name of the Seller shall not be used in any manner in connection with the operation of the Branch or otherwise by Buyer, except as provided in Sections 8.1 and 10.6 hereof. No activity of Buyer after the Closing shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in the business of Buyer. Immediately after the Closing, Buyer shall erect or install new signage at the Branch which does not use the name of Seller and shall replace all brochures, postings or other materials using Seller's name with materials reflecting the Buyer's ownership of the Branch.

Section 8.10 Further Assurances. From time to time, Buyer or Seller, as the case may be, shall cause to be executed and delivered to the other party hereto all such other instruments and shall take or cause to be taken such further or other action as may in good faith reasonably be deemed by the other party to be necessary or desirable in order to further assure the performance by Buyer or Seller of any of their respective obligations under this Agreement.

Section 8.11 Extensions. Either party hereto may, by written agreement, extend the time for the performance of any of the obligations or other acts of the other party hereto. Any term or condition of this Agreement may be waived in writing at any time by the party entitled to the benefit thereof. Any agreement on the part of a party for any such extension, modification or waiver shall be validly and sufficiently given and authorized for the purpose of this Agreement if given in writing appropriately signed in the case of Seller by Seller and delivered to Buyer and in the case of Buyer by Buyer and deliver to Seller.

Section 8.12 Amendment. The terms, provisions, and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by the parties hereto.

                            Article 9.  Termination

Section 9.1 Termination of Agreement. Notwithstanding any other provision of this Agreement, this Agreement and the transactions contemplated hereby may be abandoned and terminated at any time before the Closing as follows:

      a.   By mutual agreement of the parties;

      b. By either party if:

           i. The other party shall default in any material respect in the performance or observance of any covenant, agreement, provision, or duty hereunder and such default shall not be remedied within thirty (30) days after written notice from the non-defaulting party to the defaulting party;

          ii. Any action or proceeding before any court or other governmental body or agency shall have been instituted to restrain or prohibit the consummation of this Agreement and either Buyer or Seller shall deem it inadvisable to proceed;

         iii. Any regulatory authority having jurisdiction over the transactions contemplated hereby shall have issued to either party an official written notice of disapproval, denial or rejection of any application or specifying unduly burdensome conditions to approval, as reasonably determined by either party, concerning the transaction contemplated hereby;

         iv. The transactions contemplated in this Agreement have not been consummated by March 29, 1996, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or has resulted in, the failure of the sale to be consummated by the date stated.

   Notwithstanding anything in this Section to the contrary, neither party hereto shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by the other party hereto.

Section 9.2 Responsibilities Upon Termination. Upon termination of this Agreement, each party shall bear its own costs and expenses, and neither Buyer nor Seller shall have any liability or obligation hereunder to the other, except in accordance with Buyer's obligations under Section 8.8 and as follows:

   a. In the event this Agreement is terminated because of a default by either party then the other party shall have all the rights afforded to it in law or in equity by reason of the default.

   b. Buyer shall comply with Section 8.8 and shall not make any use for its own benefit, or for the benefit of any business or entity of the Seller, or make disclosure to any third party, of any confidential information, customer lists, supplier information, account data, or other information pertaining to the Branch or to any other branch operations of Seller, which was acquired from Seller in connection with the negotiation or performance of this Agreement, including but not limited to preparing for Closing. Buyer shall immediately return all customer lists and lists of Purchased Accounts to Seller. Seller will treat any confidential information obtained from Buyer in the same manner.

                           Article 10.  Miscellaneous

Section 10.1 Entire Agreement; No Assignment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise without the consent of the other party.

Section 10.2 Validity. If any provision of this Agreement or the application thereof to any Person or circumstance, is held to be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Section 10.3 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be given (and shall be deemed to be duly given upon receipt) by delivery in person, by confirmed facsimile or by registered or certified mail to the other party as follows:

  if to the Seller:

  TCF Bank Wisconsin fsb
  500 West Brown Deer Road
  Milwaukee, Wisconsin   53217-1698
  Attention:  Timothy P. Bailey, Chief Executive Officer

  if to Buyer:

  F & M Bank-Kaukauna
  Fourth Street Plaza, P.O. Box 920
  Kaukauna, Wisconsin   54130-0920
  Attention:  Gail E. Janssen, Chairman of the Board

or to such other address as the Person listed above may subsequently designate.

Section 10.4 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin. Any disputes concerning this Agreement will be submitted to binding arbitration conducted by the American Arbitration Association ("AAA") in Milwaukee, Wisconsin.

Section 10.5 Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience and reference only and are not intended to be part of or to affect the meaning or interpretation of the Agreement.

Section 10.6 Parties in Interest. This Agreement shall be binding upon and will inure solely to the benefit of the parties hereto, their successors and assigns. Nothing in this Agreement, express or implied, is intended to or will be deemed to confer upon any other Person any rights, benefits or remedies whatsoever under or by reason of this Agreement.

Section 10.6 Announcements. Seller and Buyer hereby agree to cooperate in making public announcements or issuing press releases concerning this Agreement and the transaction contemplated herein. No such public announcement or press release shall be made or issued without the other party's prior review and consent. Nothing contained herein shall prevent either of the parties at any time from furnishing any information to any governmental agency or releasing information as required by a lawful subpoena.

Section 10.7 Survival. Buyer's obligation under Section 8.8, indemnification agreements by both parties as set forth herein, and the obligations upon termination in Section 9.2 shall survive the Closing or termination of this Agreement, as the case may be. All other warranties, representations and agreements herein are extinguished as of the Closing or termination of the Agreement.

Section 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by duly authorized representatives as of the day and year first above written.

                                       F & M Bank - Kaukauna

                                       By:
                                           -----------------------------
                                            Gail E. Janssen, Chairman


ATTEST:

By:
    ----------------------------

Title:  Corporate Secretary
       -------------------------

                                       TCF Bank Wisconsin fsb

                                       By:
                                           -----------------------------
                                           Timothy P. Bailey, Chief
                                           Executive Officer


ATTEST:

By:
    ----------------------------

Title:  Corporate Secretary
       -------------------------

                           Branch Purchase Agreement
                     F & M Bank and TCF Bank Wisconsin fsb

                               List of Schedules


Schedule No.                   Description
------------                   -----------

1.10               Contracts Being Assumed

1.17               FF&E Lists for the Little Chute Branch.

1.20               Real Property for Little Chute Branch

4.9                List of Personnel at Little Chute Branch

6.5                Regulatory Approvals

7.2(j)             Seller's Required Reports at Closing

                           Branch Purchase Agreement
                     F & M Bank and TCF Bank Wisconsin fsb



Schedule 1.10    Contracts Being Assumed




                    -All other Contracts are not Assumed-

                           Branch Purchase Agreement
                     F & M Bank and TCF Bank Wisconsin fsb


Schedule 1.17  Furniture Fixtures and Equipment Lists for Little Chute Branch.
------------------------------------------------------------------------------

                                Following page.

                           Branch Purchase Agreement
                     F & M Bank and TCF Bank Wisconsin fsb


Schedule 4.9  List of Personnel at Little Chute Branch.
-------------------------------------------------------

                                Following page.

                           Branch Purchase Agreement
                     F & M Bank and TCF Bank Wisconsin fsb

Schedule 6.5  Regulatory Approvals
----------------------------------

     Approval of the Sale and Assumption by the Wisconsin Banking Commissioner and the Federal Reserve Bank of Chicago.

     Notice to the Office of Thrift Supervision on OTS Form _______.

     -No other approvals are contemplated.

                           Branch Purchase Agreement
                     F & M Bank and TCF Bank Wisconsin fsb

Schedule 7.2(j)  Seller's Required Reports at Closing
-----------------------------------------------------

  o  Data Base Manual - List of Field Codes and Definitions
  o  Account Record - All fields and their current content by account
  o  Trial Balance by branch; listing account number and account type
  o  Histories of account activity (For Retention purposes)
  o  Account Type and their descriptions and terms
  o  Names and Address listing with account numbers
  o  List of special addresses (i.e., seasonal, alternate, interest only, etc.)
  o  List of holds (i.e., warning flags, lockouts, other, etc) and definitions
  o  List of holds currently placed on accounts by account number
  o  Any problems or special handling of specific accounts
  o  ACH accounts and types of recurring deposits and/or withdrawals
  o  List of Recurring Transfers and/or authorizations
  o  ATM cards; numbers, linkage
  o  ODP, LOC
  o  Check Volumes